Exhibit 3.1(k)(i)

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                            ARTICLES OF INCORPORATION

                                       OF

                      CHECK MART OF WASHINGTON, D.C., INC.
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               The undersigned, being a natural person of the age of 18
     years or older, does hereby act as incorporator for the purpose of incorporating a business corporation under the Business Corporation Act of the District of Columbia.

               FIRST:  The name of the corporation (hereinafter called the
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     "Corporation") is Check Mart of Washington, D.C., Inc.

               SECOND:  The address of the initial registered office of the
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     Corporation in the District of Columbia is c/o C T Corporation System,
     1025 Vermont Avenue, N.W., Washington, D.C. 20005 and the name of the initial registered agent is C T Corporation System.

               THIRD:  The Corporation has as its purpose the owning and
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     operating of retail financial services stores to include check cashing, money order sales, money transfer sales and other similar services.

               FOURTH:  The aggregate number of shares that the Corporation
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     shall have authority to issue is 100, all of which shares shall be
     Common Shares having a par value of $0.01 each.

               FIFTH:  The name and mailing address of the incorporator is
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     John J.M. Selig, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New
     York, New York 10153.

               SIXTH:  In furtherance and not in limitation of the powers
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     conferred by law, the board of directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

               SEVENTH:  Notwithstanding any provisions in the By-laws to
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     the contrary, each shareholder shall have one vote for each share entitled to vote on matters to be decided by a vote of the shareholders. There shall be no cumulative voting for the election of directors.

               EIGHTH:  A director shall not be personally liable to the
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     Corporation or its shareholders for damages for any breach of duty as a director, except for any matter in respect of which such director shall be liable by reason that, in addition to any


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     and all other requirements for such liability, there shall have been a judgment or other final adjudication adverse to such director that establishes that such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such director personally gained in fact a financial profit or other advantage to which such director was not legally entitled. Neither the amendment nor the repeal of this Article shall eliminate or reduce the effect of this Article in respect to any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               NINTH:  The Corporation shall indemnify, to the fullest
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     extent permitted by the Business Corporation Act of the District of
     Columbia, as the same may be amended or supplemented from time to time, all persons whom it is permitted to indemnify pursuant thereto.

               TENTH:  The period of duration of the Corporation is
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     perpetual.

               ELEVENTH:  The Corporation will not commence business until
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     at least one thousand dollars ($1,000.00) has been received as initial capitalization.

               TWELFTH:  Shareholders of the Corporation shall have no
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     preemptive right to acquire additional, unissued, or treasury shares of the Corporation.

               THIRTEENTH:  The number of directors constituting the
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     initial board of directors of the Corporation is two (2), and the name and the address of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     NAME                     ADDRESS
     ----                     -------
     Jeffrey A. Weiss         Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312

     Donald F. Gayhardt       Dollar Financial Group
                              1436 Lancaster Avenue
                              Suite 210
                              Berwyn, PA 19312



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               IN WITNESS WHEREOF, the undersigned has duly executed these
     Articles of Incorporation on this 1st day of February, 1996.




                                        /s/ John J.M. Selig
                                        ------------------------------
                                        John J.M. Selig
                                        Sole Incorporator




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